                                                                    Exhibit 99.1

                         Index to Financial Statements
                         -----------------------------

                                                                          Page
                                                                          ----
Unaudited Pro Forma Financial Statements                                   F-2
Unaudited Pro Forma Balance Sheet -- December 26, 1998                     F-3
Unaudited Pro Forma Statements of Operations -- Year ended March 28, 1998 F-4 Unaudited Pro Forma Condensed Combined Statements of Operations --
     Nine months ended December 26, 1998                                   F-5
Notes to Unaudited Pro Forma Condensed Combined Financial Statements       F-6

                              Genesis Direct, Inc.
                         Pro Forma Financial Statements

On April 23, 1999, Genesis Direct, Inc., its subsidiaries Genesis Direct Memphis Operations, LLC and Genesis Direct Memphis Services, LLC, and Toysrus.com, LLC ("Buyer") entered into a Purchase Agreement providing for the acquisition by Buyer of certain assets and liabilities of the Sellers relating to Sellers' distribution center located in Memphis, Tennessee, for a purchase price of $30,000,000 payable in cash. The acquisition was consummated on June 11, 1999.

The following unaudited pro forma balance sheet as of December 26, 1998 has been prepared to present the financial position of Genesis Direct, Inc. as though the disposition had been consummated on December 25, 1998. The following pro forma statements of operations for the year ended March 28, 1998 and the nine months ended December 26, 1998 have been prepared to present the operations of Genesis Direct, Inc. assuming the disposition had been completed on March 30, 1997.

The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Genesis Direct, Inc. included in its Annual Report on Form 10-K for the year ended March 28, 1998 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 27, 1998, September 26, 1998 and December 26, 1998. The unaudited pro forma balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the acquisition been completed on March 30, 1997. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                                      F-2-

                   Pro Forma Condensed Combined Balance Sheet
                               December 26, 1998
                                 (in thousands)
                                  (Unaudited)

                                                                          Elimination of
                                                                          --------------
                                                                           Distribution
                                                                           ------------
                                                          Genesis            Center
                                                          -------            ------
                                                      Direct, Inc.          Operations       Pro Forma
                                                      ------------          ----------       ---------
Assets
Current assets:
 Cash and cash equivalents...........................     $  11,662        $ 29,975   (b)  $  41,637
 Accounts receivable, net............................        17,532                           17,532
 Merchandise inventory, net..........................        62,119                           62,119
 Deferred advertising costs..........................        12,218                           12,218
 Other current assets................................         4,955                            4,955
 Due from Genesis....................................             -                                -
 Note receivable, current portion....................           479                              479
                                                     --------------     -----------       ----------
  Total current assets...............................       108,965          29,975          138,940

Intangibles, net.....................................         9,747                            9,747
Goodwill, net........................................        93,844                           93,844
Property, equipment and leasehold improvements, net..        46,323         (25,255)  (a)     21,068
Note receivable, less current portion................         1,020                            1,020
Other assets.........................................           988                              988
                                                     --------------     -----------       ----------
                                                          $ 260,887        $  4,720        $ 265,607
                                                          =========        ========        =========
Liabilities and stockholders' equity (deficiency)
Current liabilities:
 Accounts payable....................................     $  40,733                           40,773
 Accrued expenses....................................        45,772                           45,772
 Current portion of notes payable and long-term debt.        24,043                           24,043
 Current portion of obligations under capital leases.         1,996                            1,996
 Other current liabilities...........................         2,181           1,954   (c)      4,135
                                                     --------------     -----------       ----------

  Total current liabilities..........................       114,725           1,954          116,679

Notes payable and long-term debt, less current               18,227                           18,227
 portion.............................................
Obligations under capital leases, net of current              3,293                            3,293
 portion.............................................
Other liabilities....................................         2,296                            2,296
Common stockholders' equity (deficiency):
 Investment in subsidiary............................             -                                -
 Common Stock........................................           323                              323
 Additional paid-in-capital..........................       278,542                          278,542
 Accumulated (deficit) earnings......................      (156,519)          2,766   (b)   (153,753)
                                                     --------------     -----------       ----------
Total common stockholders' equity....................       122,346           2,766          125,112


Total liabilities and common stockholders' equity....     $ 260,887        $  4,720        $ 265,607
                                                     ==============      ==========       ==========

                                      F-3-

              Pro Forma Condensed Combined Statement of Operations
                           Year Ended March 28, 1998
               (in thousands, except share and per share amounts)
                                  (Unaudited)


                                                             Elimination of
                                                             --------------
                                                              Distribution
                                                              ------------
                                           Genesis                Center
                                           -------                ------
                                         Direct, Inc.           Operations        Pro Forma
                                        ------------            ----------        ---------

Net sales..............................     $  107,210                     -         $  107,210
Cost of goods sold.....................         81,606               $ 2,108   (a)       83,714
                                        --------------    ------------------      -------------
Gross profit...........................         25,604                (2,108)            23,496
Selling, general and administrative
 expenses..............................         97,840                (6,795)  (a)       91,045
                                        --------------    ------------------      -------------
Loss from operations...................        (72,236)                4,687            (67,549)
Interest expense.......................          4,488                                    4,488
Interest income........................            513                                      513
                                        --------------    ------------------      -------------
Net income (loss)......................        (76,211)                4,687            (71,524)
Dividends accruing on Series A Preferred
 Stock.................................         (2,439)                                  (2,439)
                                        --------------    ------------------      -------------

Net loss attributable to common
 stockholders..........................     $  (78,650)                4,687        $  (73,963)
                                        --------------    ------------------      -------------
Basic net loss per share...............         $(8.89)                                  $(8.36)
                                        --------------    ------------------      -------------
Weighted average common shares
 outstanding...........................      8,842,200                                8,842,200
                                        ==============                            =============


                                      F-4-

              Pro Forma Condensed Combined Statement of Operations
                      Nine Months Ended December 26, 1998
               (in thousands, except share and per share amounts)
                                  (Unaudited)


                                                                       Elimination of
                                                                       --------------
                                                                        Distribution
                                                                        ------------
                                                     Genesis              Center
                                                     -------              ------
                                                  Direct, Inc.           Operations                    Pro Forma
                                                  ------------           ----------                    ---------
Net sales....................................        $   192,773                     -                    $   192,773

Cost of goods sold...........................            127,792               $ 7,123     (a)                134,915
                                              ------------------    ------------------       ------------------------
Gross profit.................................             64,981                (7,123)                        57,858

Selling, general and administrative expenses.            121,152                (8,788)    (a)                112,364
                                              ------------------    ------------------       -------------------------

Loss from operations.........................            (56,171)                1,665                        (54,506)

Interest expense.............................              3,597                                                3,597
Interest income..............................                920                                                  920
                                              ------------------    ------------------       ------------------------
Net income (loss) before extraordinary item..            (58,848)                1,665                        (57,183)

Extraordinary item - loss on extinguishment
 of debt.....................................             (5,235)                    -                         (5,235)
                                              ------------------   -------------------       ------------------------
Net loss.....................................            (64,083)                1,665                        (62,418)
                                              ==================    ==================       ========================

Basic net loss per share:
 Loss before extraordinary item..............        $     (2.13)                                         $     (2.07)
 Extraordinary item..........................              (0.19)                                               (0.19)
                                              ------------------                             ------------------------
 Net loss....................................        $     (2.32)                                         $     (2.26)
                                              ==================                             ========================
Weighted average shares - basic..............         27,630,445                                           27,630,445
                                              ==================                             ========================

                                      F-5-

                              Genesis Direct, Inc.
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements


1.  Dispositions

         On April 23, 1999, Genesis Direct, Inc. (the "Company"), its subsidiaries Genesis Direct Memphis Operations, LLC and Genesis Direct Memphis Services, LLC, and Toysrus.com, LLC ("Buyer") entered into a Purchase Agreement providing for the acquisition by Buyer of certain assets and liabilities of the Sellers relating to Sellers' distribution center located in Memphis, Tennessee, for a purchase price of $30,000,000 payable in cash. The acquisition was consummated on June 11, 1999. In connection with the disposition, the Company and the Buyer entered into a fulfillment agreement pursuant to which the Buyer will provide fulfillment services to the Company. The Company expects to recognize a gain from this transaction of approximately $2.7 million.

2.  Pro Forma Adjustments

Balance Sheet

          (a)  Elimination of disposed distribution center assets.

          (b) Net proceeds and resulting net gain from disposition of distribution center assets.

          (c) Accrual for costs in excess of fair market value related to the fulfillment agreement.

Statement of Operations

          (a) To eliminate actual fulfillment expenses incurred during the respective periods, and replace such expenses with an estimate of the fulfillment expenses that would have been incurred had the Company entered into a fulfillment agreement with a third party on March 30, 1997 on the same terms as those set forth in its fulfillment agreement with Buyer.

                                      F-6